UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2013

PARKWAY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11533	74-2123597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Bank of America Center Suite 2400 390 North Orange Avenue Orlando, Florida		32801
(Address of principal executive offices)		(zip code)

(407) 650-0593

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 25, 2013, we completed an underwritten public offering of 12,650,000 shares of our common stock, $0.001 par value per share (the “Common Stock”), for net proceeds of approximately $209.1 million, after deducting the underwriting discount and estimated expenses payable by us. In connection with the issuance and sale of shares of the Common Stock, we entered into an underwriting agreement, dated March 19, 2013, among us, our operating partnership, Parkway Properties LP (the “Operating Partnership”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, KeyBanc Capital Markets Inc. and RBC Capital Markets, LLC, as the representatives of the several underwriters named therein (the “Underwriting Agreement”). The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Operating Partnership have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Underwriting Agreement, we have agreed not to sell or transfer any shares of Common Stock or any equity securities similar to or ranking on par with or senior to the Common Stock or any securities convertible into or exercisable or exchangeable for the Common Stock or similar, parity or senior equity securities for 60 days after March 19, 2013 without first obtaining the written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The offering was made pursuant to a shelf registration statement declared effective by the Securities and Exchange Commission (“SEC”) on December 5, 2011 (Registration No. 333-178001), a prospectus, dated December 5, 2011, included as part of the registration statement, and a prospectus supplement, dated March 19, 2013, filed with the SEC pursuant to Rule 424(b) under the Securities Act. We are filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of our counsel, DLA Piper LLP (US), regarding certain Maryland law issues concerning the shares of Common Stock issued and sold in the offering.

On March 25, 2013, we contributed the net proceeds of the offering to our Operating Partnership in exchange for 12,650,000 common units of partnership interests in the Operating Partnership. The Operating Partnership will use the net proceeds to redeem in full all of our outstanding 8.00% Series D Cumulative Redeemable Preferred Stock, $0.001 par value per share, fund potential acquisition opportunities, repay amounts outstanding from time to time under our senior unsecured revolving credit facility and/or for general corporate purposes.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement dated March 19, 2013, among Parkway Properties, Inc., Parkway Properties LP, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, KeyBanc Capital Markets Inc. and RBC Capital Markets, LLC, as the representatives of the several underwriters named therein

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKWAY PROPERTIES, INC.

Date: March 25, 2013	By:	/s/ Jeremy R. Dorsett
Jeremy R. Dorsett
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated March 19, 2013, among Parkway Properties, Inc., Parkway Properties LP, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, KeyBanc Capital Markets Inc. and RBC Capital Markets, LLC, as the representatives of the several underwriters named therein

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).